EXHIBIT 8.1

January 11, 2005

The Toronto-Dominion Bank
Toronto-Dominion Centre
Toronto, Ontario, M5K 1A2

Re: The Banknorth/Toronto-Dominion Bank Merger

Ladies and Gentlemen:

     We have acted as counsel to The Toronto-Dominion Bank (“TD”), a Canadian chartered bank, in connection with the Amended and Restated Agreement and Plan of Merger (including the exhibits thereto, the “Merger Agreement”), dated as of August 25, 2004, among TD, Berlin Merger Co., a Delaware corporation and wholly-owned subsidiary of TD (“Mergerco”), Banknorth Group, Inc., a Maine corporation (“Banknorth”) and Berlin Delaware Inc., a Delaware corporation and wholly-owned subsidiary of Banknorth (“Banknorth Delaware”), pursuant to which Banknorth will effect a migratory merger by merging with and into Banknorth Delaware (the “Migratory Merger”) on the terms and conditions set forth therein, and, immediately after consummation of the Migratory Merger, Mergerco will merge with and into Banknorth Delaware on the terms and conditions set forth therein (the “Acquisition Merger,” and, together with the Migratory Merger, the “Mergers”). For purposes of this opinion, capitalized terms used and not otherwise defined herein shall have the meaning ascribed thereto in the Merger Agreement. This opinion is being delivered in connection with the Registration Statement on Form S-4/F-4 (Registration No. 333-119517/119519) (the “Registration Statement”) filed by TD and Banknorth Delaware with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to the proposed Merger pursuant to the Merger Agreement (the “Registration Statement”) to which this opinion appears as an exhibit.

     We have examined (i) the Merger Agreement, (ii) the Registration Statement, and (iii) the representation letter of Banknorth and Banknorth Delaware delivered to us for purposes of this opinion (the “Representation Letter”). In addition, we have examined, and relied as to matters of fact upon, originals or copies, certified or otherwise identified to our satisfaction, of such corporate records, agreements, documents, and other instruments and made such other inquiries as we have deemed necessary or appropriate to enable us to render

The Toronto-Dominion Bank	-2-	January 11, 2005

the opinion set forth below. In such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies, and the authenticity of the originals of such latter documents. We have not, however, undertaken any independent investigation of any factual matter set forth in any of the foregoing.

     In rendering such opinion, we have assumed, with your permission, that (i) the Mergers will be effected in accordance with the Merger Agreement, (ii) the statements concerning the Mergers set forth in the Merger Agreement and the Registration Statement are true, complete and correct and will remain true, complete and correct at all times up to and including the effective time of each of the Mergers, (iii) the representations made by Banknorth and Banknorth Delaware in their respective Representation Letter are true, complete and correct and will remain true, complete and correct at all times up to and including the Migratory Merger Effective Time, and (iv) any representations made in the Merger Agreement or the Representation Letter “to the knowledge of”, or based on the belief of TD, Mergerco, Banknorth or Banknorth Delaware or similarly qualified are true, complete and correct and will remain true, complete and correct at all times up to and including the effective time of each of the Mergers, in each case without such qualification. We have also assumed that the parties have complied with and, if applicable, will continue to comply with, the covenants contained in the Merger Agreement.

     Based upon the foregoing, and subject to the qualifications and limitations stated herein, we hereby confirm our opinion set forth in the discussion contained in the Registration Statement under the caption “Material U.S. Federal Income Tax Consequences.”

     We express our opinion herein only as to those matters specifically set forth above and no opinion should be inferred as to the tax consequences of the Mergers under any state, local or foreign law, or with respect to other areas of United States federal taxation. We do not express any opinion herein concerning any law other than the federal law of the United States.

     We hereby consent to the filing of this opinion as Exhibit 8.1 to the Registration Statement, and to the references to our firm name therein.

Very truly yours,

/s/ Simpson Thacher & Bartlett LLP